UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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EverBank Financial Corp

(Name of Registrant as Specified In Its Charter)

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Robert Clements, EverBank Chairman and CEO

Blake Wilson, EverBank President and COO

August 8, 2016

Robert Clements

•	Good morning, everyone.

•	We’d like to take a few minutes to tell you more about today’s announcement and the exciting opportunities our acquisition with TIAA will bring to EverBank.

•	This is an incredibly important, proud and happy day in EverBank’s history.

•	It’s an opportunity for all of us to celebrate the great things we’ve accomplished together over many years.

•	But even more important, it’s a chance for us to look forward to what we believe is an exciting and promising future for our company.

Blake Wilson

•	Over the years, we’ve set our sights on creating something entirely new.

•	We’ve built a nationwide bank that empowers our clients to achieve their unique financial goals and enables them to interact with us any time, from anywhere, using the latest technologies and delivering to them world-class products and services.

•	Today, we’re a leader in banking, lending and investing, serving consumer and commercial clients from coast to coast.

•	It’s been an incredible journey so far. And it’s been our great privilege to be part of a team that has redefined what a bank can be and has made such a positive difference in the lives of our clients and the communities we serve.

Robert Clements

•	TIAA and EverBank are a great match, not only because we both bring to the table new and different capabilities to serve our clients, but also because we share a set of similar core values and sense of mission.

•	By joining our two companies, we will have the ability to introduce our unique consumer and commercial products and services to TIAA’s millions of individual and institutional clients, and our clients will have access to TIAA’s broad array of world-class products.

•	EverBank will be joining one of the largest, most financially sound companies in the world. For nearly 100 years, TIAA has been a pioneer and leader in providing financial services in the academic, research, medical, cultural and government fields and helping those who serve others achieve financial well-being.

•	TIAA serves these clients with nearly 13,000 employees. As a company and an employer, TIAA is widely admired for its diversity, its commitment to attracting and retaining some of the best talent in the financial services industry, its deeply engrained culture of service and its long history of strong financial performance.

•	We’ve always taken great pride at EverBank in our disciplined approach to managing our business. This fundamental principle has served us extremely well through the years.

•	TIAA shares this same deep commitment to sound, conservative financial management and a commitment to serving the unique needs of each of its clients. They have been recognized repeatedly over the years as one of the country’s most ethical and diverse companies.

Blake Wilson:

•	TIAA’s financial strength and reach are impressive. As a Fortune 100 company, with $889 billion in assets under management, TIAA today serves more than 16,000 institutions and more than 5 million individuals.

•	EverBank brings a wide range of new and different services and capabilities to serve clients.

•	Building on the progress made by TIAA’s bank in recent years, EverBank will expand their ability to provide banking services to millions of clients.

•	Our array of home-lending products and services nationwide will be a great enhancement to TIAA’s client offerings.

•	TIAA also is also an influential investor in commercial real estate around the world, and EverBank’s Commercial Division brings new capabilities and expertise in business lending and leasing.

Robert Clements:

•	We’re extremely proud of EverBank and all we’ve accomplished.

•	And we’re especially proud of the people of EverBank and what we’ve achieved by working together, day in and day out, during some incredibly challenging times.

•	We’ve built a remarkable company that is poised for even greater future success.

•	Blake and I want to thank each of you for helping to make EverBank the great company it is today.

•	And we look forward to working with you in the future as we begin this next chapter in EverBank’s story.

# # #

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed Merger between EverBank Financial Corp and TIAA. In connection with the Merger, EverBank Financial Corp intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. INVESTORS AND STOCKHOLDERS OF EVERBANK FINANCIAL CORP ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING EVERBANK FINANCIAL CORP’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain copies of the documents, when filed, free of charge at the SEC’s website https://www.sec.gov. Investors and stockholders may also obtain copies of documents filed by EverBank Financial Corp with the SEC by contacting EverBank Financial Corp at Investor Relations, EverBank Financial Corp, 501 Riverside Ave. 12th Floor, Jacksonville, FL 32202, by email at scott.verlander@everbank.com, or by visiting EverBank Financial Corp’s website http://about.everbank/investors/.

Participants in Solicitation

TIAA and EverBank Financial Corp and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of EverBank Financial Corp Common Stock in connection with the proposed Merger. Information about EverBank Financial Corp’s directors and executive officers is available in EverBank Financial Corp’s proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 6, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Investors and stockholders should read the proxy statement carefully when it becomes available before making any investment or voting decisions.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be protected by the safe harbor provided therein. We generally identify forward-looking statements, particularly those statements regarding the benefits of the proposed Merger between TIAA and EverBank Financial Corp, the anticipated timing of the transaction and the products and markets of each company, by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “projects,” “strategy,” “future,” “opportunity,” “will likely result” or the negative version of those words or other comparable words. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this communication, including, but not limited to: the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect EverBank Financial Corp’s business and the price of EverBank Financial Corp Common Stock; required governmental approvals of the Merger may not be obtained or may not be obtained on the terms expected or on the anticipated schedule, and materially burdensome or adverse regulatory conditions may be imposed in connection with any such governmental approvals; EverBank Financial Corp’s stockholders may fail to approve the Merger; the parties to the Merger Agreement may fail to satisfy other conditions to the completion of the Merger, or may not be able to meet expectations regarding the timing and completion of the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the Merger on EverBank Financial Corp’s business relationships, operating results, and business generally; risks that the proposed Merger disrupts current plans and operations of EverBank Financial Corp and potential difficulties in EverBank Financial Corp employee retention as a result of the Merger; risks related to diverting management’s attention from EverBank Financial Corp’s ongoing business operations; the outcome of any legal proceedings that may be instituted against EverBank Financial Corp related to the Merger Agreement or the Merger; the amount of the costs, fees, expenses and other charges related to the Merger; the ability of TIAA to successfully integrate EverBank Financial Corp’s operations, product lines, and technology; the ability of TIAA to implement its plans, forecasts, and other expectations with respect to EverBank Financial Corp’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation; the impact of changes in interest rates; and political instability. For additional factors that could materially affect our financial results and our business generally, please refer to EverBank Financial Corp’s filings with the SEC, including but not limited to, the factors, uncertainties and risks described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Neither TIAA nor EverBank Financial Corp undertakes any obligation to revise these statements following the date of this communication, except as required by law.